Exhibit 5.1

[LETTERHEAD OF NASCHITZ, BRANDES & CO.]

NASCHITZ BRANDES

NASCHITZ, BRANDES & CO., ADVOCATES 5 TUVAL STREET, TEL-AVIV 67897 ISRAEL TEL. 972-3-623-5000 FAX. 972-3-623-5005

BRANCH OFFICE; 2 PAL-YAM AVENUE. CITY WINDOWS, OREN BUILDING, HAIFA 33095 ISRAEL TEL. 972-4-864-4433 FAX. 972-4-864- 4833

WWW.NBLAW.COM

Tel-Aviv, January 25, 2006

Commtouch Software Ltd.
1A Hazoran Street
Poleg Industrial Park, P.O. Box 8511
Netanya 42504
Israel

Ladies and Gentlemen:

          We refer to the registration statement on Form F-3 to be filed by Commtouch Software Ltd., an Israeli company (the "Company"), on or about January 25, 2006 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Registration Statement"). The prospectus contained in the Registration Statement relates to the offering by the selling securityholders, as described therein, of up to 47,194,489 Ordinary Shares, nominal value NIS 0.05 per share, of the Company (the "Shares"). The Shares include 9,000,000 Ordinary Shares, nominal value NIS 0.05 per share, of the Company that are being initially registered under the Registration Statement. The Shares also include up to 38,194,489 Ordinary Shares, nominal value NIS 0.05 per share, of the Company that were originally registered under the following registration statements: registration statement, file number 333-122407, filed by the Company with the SEC on January 31, 2005; registration statement, file number 333-121918, filed by the Company with the SEC on January 10, 2005; registration statement, file number 333- 117085, filed by the Company with the SEC on July 1, 2004; registration statement, file number 333-111734, filed by the Company with the SEC on January 6, 2004; registration statement, file number 333-111731, filed by the Company with the SEC on January 6, 2004; registration statement, file number 333-109837, filed by the Company with the SEC on October 20, 2003 (as subsequently updated by way of a Rule 424(b)(3) filing on November 20, 2003); and registration statement, file number 333-88248, filed by the Company with the SEC on May 15, 2002. The Shares are comprised of (i) Ordinary Shares, nominal value NIS 0.05 per share, of the Company presently issued and outstanding (the "Outstanding Ordinary Shares"), (ii) Ordinary Shares, nominal value NIS 0.05 per share, issuable upon the conversion of the Company's Series A Preferred Shares (the "Conversion Shares"), and (iii) Ordinary Shares, nominal value NIS 0.05 per share, issuable upon the exercise of those warrants issued by the Company and identified in the Registration Statement (the "Warrants" and the "Warrant Shares").

          As special Israeli counsel to the Company in connection with the offering of the Shares pursuant to the Registration Statement, we have examined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

          Upon the basis of such examination, we are of the opinion that (i) the Outstanding Ordinary Shares are duly authorized, legally issued, fully paid and non-assessable; (ii) the Conversion Shares are duly authorized, and when issued upon conversion of the Series A Convertible Preferred Shares in accordance with the Company's Amended and Restated Articles of Association, as amended, will be validly issued, fully paid and non-assessable; and (iii) the Warrant Shares are duly authorized, and upon exercise of the Warrants applicable thereto, in accordance with the terms thereof, including the payment of the applicable exercise price thereunder for such Warrant Shares, such Warrant Shares will be validly issued, fully-paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and elsewhere in the Registration Statement and Prospectus.

Very truly yours,

/s/ Naschitz, Brandes & Co.

Naschitz, Brandes & Co.